UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

Medtronic, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	1-07707	41-0793183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 Medtronic Parkway, Minneapolis MN	55432
(Address of principal executive offices)	(Zip Code)

(763) 514-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2012, David L. Calhoun notified Medtronic, Inc. (the “Company”) that he would not stand for reelection to the Board of Directors of the Company at the 2012 annual meeting of shareholders, due to his other board and executive commitments. Mr. Calhoun’s decision not to pursue reelection was not due to a disagreement with the Company. Mr. Calhoun will continue to serve as a director of the Company until the expiration of his term at the 2012 annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.

	By	/s/ D. Cameron Findlay

Date: February 22, 2012		D. Cameron Findlay
Senior Vice President and General Counsel